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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ________________________________

                                    FORM 8-K
                       ________________________________

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 27, 2008

                                HEICO Corporation
             (Exact name of registrant as specified in its charter)

          Florida                          1-4604                 65-0341002
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                   3000 Taft Street, Hollywood, Florida 33021
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (954) 987-4000
          (Former Name or Former Address, if Changed Since Last Report)

                       ________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to   Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

On May 27, 2008, HEICO Corporation (the "Company") entered into a $300 million Amended and Restated Revolving Credit Agreement ("Credit Facility") with SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Regions Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, and other lenders that may become parties to the Credit Facility. The Credit Facility includes a feature that will allow the Company to increase the Credit Facility, at its option, up to an aggregate amount of $500 million through increased commitments from existing lenders or the addition of new lenders. The borrowings under the Credit Facility may be used to refinance existing indebtedness; to finance working capital needs, permitted acquisitions and capital expenditures; and for other general corporate purposes. The borrowings under the Credit Facility bear interest at spreads over LIBOR rates ranging from 62.5 to 225 basis points based on leverage measurements and mature in May 2013. Under certain circumstances, the maturity may be extended for two one-year periods.

Outstanding principal, accrued and unpaid interest and other amounts payable under the Credit Facility may be accelerated upon an event of default, as such events are described in the Credit Facility. The Credit Facility contains customary affirmative and negative covenants, including, among other things, the maintenance of a total leverage ratio, a senior leverage ratio and a fixed charge coverage ratio.

This description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 27, 2008, the Company entered into the Credit Facility; the information required by Item 2.03 of Form 8-K is included in Item 1.01 of this report.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.  Description
-----------  ------------

10.1 Second Amended and Restated Revolving Credit Agreement, dated as of May 27, 2008, among HEICO Corporation, as Borrower, the lenders from time to time party thereto, Regions Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., as Syndication Agent and SunTrust Bank, as Administrative Agent.

99.1         Press Release dated May 28, 2008.
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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  HEICO CORPORATION

Date:  May 30, 2008                               By:/s/ Thomas S. Irwin
                                                     ---------------------------
                                                     Thomas S. Irwin,
                                                     Executive Vice President
                                                     and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)
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                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  ------------

10.1 Second Amended and Restated Revolving Credit Agreement, dated as of May 27, 2008, among HEICO Corporation, as Borrower, the lenders from time to time party thereto, Regions Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., as Syndication Agent and SunTrust Bank, as Administrative Agent.

99.1         Press Release dated May 28, 2008.